      As filed with the Securities and Exchange Commission on June 29, 2000
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               MESSAGEMEDIA, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

                         DELAWARE                                                           33-0612860
(State or other jurisdiction of incorporation or organization)                (I.R.S. employer identification No.)

                                   ----------

                                 6060 SPINE ROAD
                             BOULDER, COLORADO 80301
                                 (303) 440-7550
                    (Address of principal executive offices)

                                   ----------

                       MESSAGEMEDIA, INC. 1995 STOCK PLAN
              MESSAGEMEDIA, INC. 1999 NON-OFFICER STOCK OPTION PLAN
                            RANDY BACHMEYER AGREEMENT
                            STUART OBERMANN AGREEMENT
                              KELLY WOOD AGREEMENT
                 MESSAGEMEDIA, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                   ----------

                                A. LAURENCE JONES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MESSAGEMEDIA, INC.
                                 6060 SPINE ROAD
                             BOULDER, COLORADO 80301
                                 (303) 440-7550
                     (Name and address of agent for service)

                                   ----------

                                   COPIES TO:
                               MICHAEL PLATT, ESQ.
                               MICHAEL CYRAN, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                          BOULDER, COLORADO 80302-6737
                                 (303) 546-4000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                    AMOUNT          PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED            TO BE           OFFERING PRICE PER    AGGREGATE OFFERING      REGISTRATION
                                                  REGISTERED            SHARE(1)               PRICE(1)               FEE(2)
------------------------------------------------  ----------        ------------------    ------------------      ------------
Common Stock to be issued under the
MessageMedia, Inc. 1995 Stock Plan
(the "1995 Plan")...............................   2,006,850           $  4.875(3)          $  9,783,394(3)          $  2,583

Common Stock to be issued under the
MessageMedia, Inc. 1999 Non-Officer
Stock Option Plan (the "1999 Plan").............   1,158,000           $  12.61(4)          $ 14,602,380(4)          $  3,856

Common Stock to be issued under the
Randy Bachmeyer Agreement.......................     203,000           $ 11.625(5)          $  2,359,875(5)          $    624

Common Stock to be issued under the
Stuart Obermann Agreement.......................     335,000           $ 11.625(5)          $  3,894,375(5)          $  1,029

Common Stock to be issued under the
Kelly Wood Agreement............................     100,000           $ 11.625(5)          $  1,162,500(5)          $    307

Common Stock to be issued under the
Message Media, Inc. Employee Stock
Purchase Plan (the "Purchase Plan").............     400,000           $  4.875(6)          $  1,950,000(6)          $    515
                                                   ---------           --------             ------------             --------
                  Total.........................   4,202,850           $     --             $ 33,752,524             $  8,914
                                                   =========           ========             ============             ========

================================================================================

(1) Estimated in accordance with Rule 457(h) of Regulation C solely for the purpose of calculating the registration fee.

(2) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which requires that the fee be calculated by multiplying the proposed maximum aggregate offering price amount by 0.000264.

(3) With respect to the Common Stock to be issued under the 1995 Plan, the proposed maximum offering price per share and the proposed maximum aggregate offering price is computed based upon the weighted average exercise price of the outstanding options exercisable for up to an aggregate of 640,583 shares of Common Stock as of June 23, 2000, which was $4.875, and, with respect to the 1,366,267 shares of Common Stock reserved for issuance thereunder, upon the average of the high and low price of the Common Stock on the Nasdaq National Market on June 23, 2000, which was $4.875.

(4) With respect to the Common Stock to be issued under the 1999 Plan, the proposed maximum offering price per share and the proposed maximum aggregate offering price is computed based upon the weighted average exercise price of the outstanding options exercisable for up to an aggregate of 1,104,500 shares of Common Stock as of June 23, 2000, which was $12.98, and, with respect to the 53,500 shares of Common Stock reserved for issuance thereunder, upon the average of the high and low price of the Common Stock on the Nasdaq National Market on June 23, 2000, which was $4.875.

(5) With respect to the Common Stock to be issued pursuant to the Randy Bachmeyer Agreement, the Stuart Obermann Agreement and the Kelly Wood Agreement (collectively, the "Performance Options"), the proposed maximum offering price per share and the proposed maximum aggregate offering price is computed based upon the $11.625 exercise price per share of each outstanding option.

(6) With respect to the Common Stock to be issued pursuant to the Purchase Plan, the proposed maximum offering price per share and the proposed maximum aggregate offering price is computed based upon the average of the high and low price of the Common Stock on the Nasdaq National Market on June 23, 2000, which was $4.875.


                                       2.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by MessageMedia, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) The description of the Registrant's common stock set forth in the registration statement on Form 8-A, dated November 19, 1996; and

     (d) The Registrant's Definitive Proxy Statement dated March 29, 2000, for the 2000 annual meeting of stockholders held on April 27, 2000.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened


                                       3.

to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery and such other court shall deem proper."

     The Registrant's Certificate of Incorporation, as amended, states that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Registrant's Bylaws, as amended, provide that the Registrant shall indemnify each person who is or was a director or officer of the Registrant to the full extent permitted by the DGCL. Such Bylaws, as amended, also provide that the Registrant may, but is not required to, indemnify its employees and agents (other than directors and officers) to the extent and in the manner permitted by the DGCL.

     The Registrant has entered into an indemnification agreement with each of its directors and intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
4.1            MessageMedia, Inc. 1995 Stock Plan

4.2            MessageMedia, Inc. 1999 Non-Officer Stock Option Plan

4.3            Randy Bachmeyer Agreement

4.4            Stuart Obermann Agreement

4.5            Kelly Wood Agreement

4.6            MessageMedia, Inc. Employee Stock Purchase Plan


                                       4.

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
5.1            Opinion of Cooley Godward LLP

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement

24             Power of Attorney is contained in the signature pages hereto

ITEM 9.   UNDERTAKINGS

The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                       5.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 29th day of June, 2000.

                                       MESSAGEMEDIA, INC.

                                       By: /s/ A. LAURENCE JONES
                                           -------------------------------------
                                           A. Laurence Jones
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints A. Laurence Jones and Martin T. Johnson his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of equity securities of MessageMedia, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on this 29th day of June 2000.

SIGNATURE                                TITLE
---------                                -----
 /s/ Bradley A. Feld                     Co-Chairman of the Board of Directors
---------------------------
Bradley A. Feld

 /s/ Gerald A. Poch                      Co-Chairman of the Board of Directors
---------------------------
Gerald A. Poch

 /s/ A Laurence Jones                    President, Chief Executive Officer
---------------------------              and Director
A. Laurence Jones                        (Principal Executive Officer)


                                       7.

 /s/ Martin T. Johnson                   Senior Vice President, Chief Financing
---------------------------              Officer and Secretary (Principal Financial
Martin T. Johnson                        and Accounting Officer)

 /s/ Dennis J. Cagan                     Director
---------------------------
Dennis J. Cagan

 /s/ R. Terry Duryea                     Director
---------------------------
Terry Duryea

 /s/ Pamela H. Patsley                   Director
---------------------------
Pamela H. Patsley


                                       8.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
4.1                 MessageMedia, Inc. 1995 Stock Plan

4.2                 MessageMedia, Inc. 1999 Non-Officer Stock Option Plan

4.3                 Randy Bachmeyer Agreement

4.4                 Stuart Obermann Agreement

4.5                 Kelly Wood Agreement

4.6                 MessageMedia, Inc. Employee Stock Purchase Plan

5.1                 Opinion of Cooley Godward LLP

23.1                Consent of Ernst & Young LLP, Independent Auditors

23.2                Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement

24                  Power of Attorney is contained in the signature pages hereto